SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2013

ITEX Corporation

(Exact Name of Registrant as Specified in its Charter)

Nevada	0-18275	93-0922994
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

3326 160th Avenue SE, Suite 100, Bellevue, WA	98008
(Address of principal executive offices)	(Zip code)

Registrant’s telephone, including area code (425) 463-4000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)          On December 13, 2013, at our annual meeting of stockholders, our stockholders approved the adoption of the ITEX Corporation 2014 Equity Incentive Plan (the “2014 Plan”). The 2014 Plan allows us, under the direction of the Compensation Committee of our Board of Directors, to make awards of restricted stock, restricted stock units, and other awards including unrestricted stock awards, stock bonuses, or the payment of cash for bonuses or in settlement of restricted stock unit awards. Awards may be granted under the 2014 Plan to individuals who are employees, including our executive officers, consultants and directors of ITEX Corporation or any of its subsidiaries. The 2014 Plan allows for the issuance of up to 400,000 additional shares of our common stock pursuant to new awards granted under the 2014 Plan. The 2014 Plan will remain in effect until its termination by the Compensation Committee, provided, however, that, all awards must be granted, if at all, within ten (10) years from the date the Plan was approved by stockholders.

A description of the material terms of the 2014 Plan is set forth in our definitive proxy statement on Schedule 14A for the 2013 annual meeting filed with the Securities and Exchange Commission on October 21, 2013 under the heading “Voting Item 4: Approval of 2014 Equity Incentive Plan, and is incorporated by reference. Such description and this summary is qualified in its entirety by reference to the terms of the 2014 Plan, a copy of which is filed as Exhibit 10.1 to this report. The forms of restricted stock award agreement for executive officers and employees are filed as Exhibits 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated by reference in this Item 5.02(e).

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit Number	Description

10.1	2014 Equity Incentive Plan
10.2	Form of Executive Restricted Stock Agreement
10.3	Form of Restricted Stock Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITEX Corporation
(Registrant)

Date: December 16, 2013

	By:	/s/ Steven White
Steven White
Chief Executive Officer

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